SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                    ------------------------


                            FORM 8-K

                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
             Of The Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):            April 22, 1998
                                             -----------------


        ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
        ------------------------------------------------
     (Exact name of registrant as specified in its charter)


   Delaware                 0-21456            06-1361276
----------------         ------------        ----------------
(State or other          (Commission         (I.R.S. Employer
 jurisdiction of          file number)        Identification No.)
 incorporation or
 organization)



488 Main Avenue, Norwalk, Connecticut                06851
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(Address of principal executive offices)          (Zip Code)



Registrant's telephone number,
 including area code:                            203-849-2500
                                                 ------------







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Item 5.   Other Events.
          -------------

     On April 22, 1998, the Registrant and Telepanel Systems Inc. ("Telepanel") executed a formal agreement (the "Termination Agreement") to terminate their previously announced agreement of October 1997 contemplating a combination of the two companies, and executed reciprocal releases thereunder. In addition, the parties agreed: (i) to terminate their previously announced joint distribution agreement; (ii) that the Registrant would withdraw its demand for acceleration of repayment of the outstanding working capital advances to the joint venture created under the joint distribution agreement (in the amount of $2,000,000); and (iii) that such balances, which are secured by all of the assets of Telepanel (such collateral subordinated in right to specified bank indebtedness but prior in right to any other interest), would be due on October 5, 1998, subject to earlier repayment from equity or debt offerings of Telepanel. Reference is hereby made to the full text of the Termination Agreement filed as Exhibit 5(a) to this Current Report for further information with respect to the termination accomplished thereby, which is hereby incorporated by reference into this item and qualifies all matters set forth herein.


Item 7.   Financial Statements and Exhibits.
          ----------------------------------

     (c)  Exhibits.

          The exhibit filed as part of this Current Report on Form 8-K is listed in the attached Index to Exhibits.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ELECTRONIC RETAILING SYSTEMS
                               INTERNATIONAL, INC.



                              By s/Michael B. Persky
                                --------------------------------
                                 Michael B. Persky
                                 President



Dated: May 1, 1998

                        INDEX TO EXHIBITS

Exhibit        Description
-------        -----------

5(a)      -    Termination Agreement dated April 22, 1998 among
               the Registrant, Telepanel Systems, Inc. and
               Telepanel/ERS Joint Venture.